UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19404 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746 Telephone No.: (516) 417-8454 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported by Solar Thin Films, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2006, and as updated in subsequent periodic filings with the SEC, on June 14, 2006 the Company entered into a financing arrangement with several investors (the "Investors") pursuant to which it sold $6,000,000 in senior secured convertible notes (the "Notes") due June 14, 2009 (the “Maturity Date”) and Series A through Series D warrants to purchase an aggregate of 12,000,000 shares of common stock at exercise prices of $2.00, $2.20, $3.00 and $3.30, respectively, until June 14, 2009.  The Company granted the Investors a first priority security interest in all of its assets. In addition, the Company pledged 100% of the shares (the “Pledged Shares”) held in its wholly owned subsidiary, Kraft Elektronikai Zrt (“Kraft”), as collateral to the Investors. As of June 17, 2009, there is approximately $1,165,000 principal amount of Notes outstanding. However, as a result of an event of default which occurred on June 17, 2009, the Investors may seek a redemption premium equal to 125% of the outstanding principal amount.  As of the date of this Current Report, one June 2006 Investor has submitted an event of default redemption notice to the Company seeking payment of $153,750.

The Company has been actively and diligently engaging in negotiations with the Investors in order to reach an amicable resolution, including, without limitation, entering into extension, forbearance or other agreements, which the Company anticipates completing in July 2009. In addition, the Company has been actively seeking sources of financing in order to repay the outstanding debt owed to the Investors. Notwithstanding the foregoing, there can be no assurance that the Company will enter into definitive agreements to consummate either of the transactions described above.  If the Company is unable to enter into extension, forbearance or other agreements with the Investors, or is unable to obtain financing on terms acceptable to the Company in order to repay the outstanding debt owed to the Investors, the Investors may elect to exercise their first priority security interest in all of the assets of the Company, as well as sell, transfer or assign the Pledged Shares.  In such event, the Company may be required to cease operations and/or seek protection from its creditors under the Federal Bankruptcy Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: June 23, 2009	By:	/s/ Robert M. Rubin
Robert M. Rubin
Chief Executive Officer